Exhibit 99.1

Aeluma Appoints Seasoned Semiconductor Industry Executive Craig Ensley to its Board of Directors

GOLETA, CA – December 20, 2023 – Aeluma, Inc. (OTCQB:ALMU), a semiconductor company specializing in scalable, cost-effective technologies for LiDAR (light detection and ranging), communication, and sensing, announced today that Craig Ensley was elected as a new member of its board of directors on December 14, 2023.

Commenting on the announcement, Aeluma’s CEO and Founder, Jonathan Klamkin, Ph.D. said, “We are delighted that Craig has joined our board of directors. He brings a breadth of experience from the semiconductor industry across multiple market verticals including Sensors, Communications, Automotive, Mobile, PCs, Consumer, and AI. Craig provides a deep understanding of technology, and also of strategy, customer engagement, and supply chain. We believe we can leverage his experience driving high growth advanced semiconductor companies, for Aeluma, where we have been establishing a foundation for rapid growth. Craig’s appointment is timely given our recent achievement of revenue, recent wins, and our plans to begin scaling our technology for large-volume consumer markets.”

Mr. Ensley, age 73, has led global semiconductor businesses in Analog & DSP, MEMS & Sensors, and Communications (RF/Wireless, Optical, and Wired). His prior executive leadership roles include CEO of Atomica (formerly IMT), the largest MEMS & Sensors manufacturing foundry in the U.S.; CEO of DisplayLink, an enterprise video networking firm; President of Peregrine, a high-volume RF & Wireless devices company for 3G & 4G; and SVP at Cirrus Logic, a mixed signal circuits company for consumer applications. Earlier in his executive career, Craig helped build the communications semiconductor business at Rockwell International, which spun out as three public companies: Mindspeed, Jazz, and Conexant.

Mr. Ensley presently serves on the Boards of Mentium Technologies, an AI company, and the MEMS & Sensors Industry Group. Previously he was on the Boards of the Consumer Electronics Association Audio and Home Networking Divisions, and the KLRU Austin PBS Television Station. Craig earned a Master of Business Administration from Stanford University, a Bachelor a Science in Applied Physics and a Bachelor of Arts in Economics, both from the University of California San Diego.

Mr. Ensley commented, “I am delighted to support Aeluma at this exciting stage of the company’s development. It is impressive how far the company has come in such a short time since inception. I believe this is a testament to Aeluma’s leadership, team, and its technology. During its next stage of growth, I hope to provide the company with guidance on how to scale, how to accelerate business development activities, and how to make the most of the opportunities ahead for transformative semiconductor companies given the strong demand for this technology.”

Aeluma is working to commercialize its transformative semiconductor chip technology for a variety of markets including automotive LiDAR, mobile, defense and aerospace, AR/VR, AI, and communication. Aeluma has established a unique semiconductor manufacturing capability in Santa Barbara, California. With its proprietary technology that combines compound semiconductor nanomaterials with mass market semiconductor manufacturing, Aeluma is developing products that could offer high-performance and low-cost solutions for emerging markets. Key to Aeluma’s disruptive technology is the ability to manufacture its compound semiconductor chips on up to 12-inch Silicon substrates, which can scale and be mass produced, thereby potentially reducing the cost of chips dramatically.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronic devices for sensing and communications applications. Aeluma has pioneered a technique to manufacture devices using high performance compound semiconductor materials on large-diameter Silicon substrates that are commonly used for mass market microelectronics. The technology has the potential to enhance performance and provide a path to cost-effective, large-scale manufacturing, both of which are critical for future LiDAR and other sensor applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company Contact:

Aeluma, Inc.
(805) 351-2707
info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com